UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2022

WeTrade Group Inc.
(Exact name of Company as specified in charter)

Wyoming	7374	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 101, Level 1 Building 8,

N0.18 Kechuang 10th Street,

Beijing Economic and Technological Development Zone

Beijing City,  People Republic of China 100020

+86-135-011-76409

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2022, Mr. Zheng Dai tendered his resignation as chairman of the board, and Mr. Pijun Liu tendered his resignation as the chief executive officer and a director of the WeTrade Group Inc. (the “Company”), effective December 21, 2022. Neither Mr. Dai nor Mr. Liu’s resignation was a result of any disagreement with the Company’s operations, policies or procedures.

On December 21, 2022, approved by the Board of Directors, the Nominating Committee and the Compensation Committee, Mr. Hechun Wei was appointed as the Chief Executive Officer of the Company, and Mr. Biming Guo was appointed as the chairman of the board of the Company, effective December 21, 2022.

The biographical information of Mr. Hechun Wei and Mr. Biming Guo is set forth below:

Mr. Hechun Wei served as executive director and general manager for Shanghai Dazhiruoyu Informational Technology Limited since June 2021 and for Dazhiruoyu Information Technology (Hainan) Limited since September 30, 2022, where he was responsible for business strategies and development of China commerce retail business, digital media and entertainment business. He was also the chief operation officer of Nova Group Limited (HKEX 1360), a cultural entertainment and exhibition investment company, from January 2019 to September 2022, where he was responsible for daily business operations of the company and capital market matters. From March 2018 to October 2018, he served as the general counsel to CNI Securities Group (China), where he was responsible for expanding the company business to inland China and providing legal services. From April 2014 to March 2018, Mr. Wei was the general manager of Shanghai Jinyi Cultural Communication Limited, in charge of the company’s daily operation. Ms. Huang graduated with a bachelor’s degree in Law major at Anhui University.

Mr. Biming Guo has served as a director for the company since April 2021, and has over 25 years of experience as a CPA in M&A, investment and finance. Mr. Guo now serves as the Accountant-in-Chief and Legal Representative at Jinchengfeng (Xiamen) CPA, an accounting firm in China, where he manages a team of 20 people, focusing on various NEEQ and IPO projects, as well as internal control and tax management counseling. Between April 2016 and April 2018, Mr. Guo was a Senior Auditor at Zhongxincai Guanghua CPA LLP in Beijing, China, where he spearheaded various NEEQ, IPO, internal control and tax management counseling projects. Between July 2014 and March 2016, Mr. Guo was a Project Manager at Founder Securities Co., Ltd, where he served as a financial consultant, responsible for analyzing and performing due diligence on various major assets in underwriting, restructuring, and M&A projects. Mr. Guo started his career in 1996 at Ji’an Developmental Bank, where he served for over a decade in credit risk management. Mr. Guo graduated from Nanchang University in China with a bachelor’s degree. He has been a CPA since 2004, a Certified Tax Agent since 2005, and a licensed attorney since 2010.

Neither Mr. Guo nor Mr. Wei has a family relationship with any director or executive officer of the Company. They have not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Guo’s annual compensation remains unchanged from his compensation as a director of the Company. Mr. Wei entered into an employment agreement with the Company and agreed to receive an annual compensation of $24,000, effective December 21, 2022.  The employment agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Wetrade Group Inc. and Hechun Wei, dated December 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.